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                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Summary Selected Consolidated Financial Data," and "Experts" and to the use of our report dated May 22, 1997 in the Registration Statement (Form S-1) and related Prospectus of EPI Technologies, Inc. for the registration of 1,437,500 shares of its Common Stock and 1,437,500 redeemable warrants to purchase Common Stock.

                                                        [SIG]

                                          Ernst & Young LLP

Toledo, Ohio
October 1, 1997